Exhibit 10.1

ESCROW AGREEMENT

THIS AGREEMENT is dated as of _____________, 201_, by and among SQN AIF IV GP, LLC, a Delaware limited liability company (the “General Partner”), SQN Securities, LLC, a Delaware limited liability company (the “Selling Agent”), SQN AIF IV, L.P., a Delaware limited partnership (the “Partnership”), and Signature Bank, a New York State chartered bank, as escrow agent (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Partnership will offer and sell up to 200,000 of its limited partnership interests (the “Units”) to investors meeting certain suitability standards at $1,000 per Unit;

WHEREAS, each person who subscribes for the purchase of Units (a “Subscriber”) will be required to pay his subscription in full at the time of subscription by check or wire (the “Subscription Proceeds”);

WHEREAS, the Selling Agent has executed an agreement (the “Selling Agent Agreement”) with the Partnership and the General Partner under which the Selling Agent will solicit subscriptions in certain states on a “best efforts” basis for Subscription Proceeds of up to $200,000,000;

WHEREAS, under the terms of the Selling Agent Agreement, the Subscription Proceeds are required to be held in an escrow account (the “Escrow Account”) subject to the receipt and acceptance by the General Partner of subscriptions for 1,200 Units or $1,200,000, excluding any subscriptions, if any, by the General Partner and its affiliates and Pennsylvania residents (the “Minimum Offering Amount”);

WHEREAS, no subscriptions to the Partnership will be accepted after receipt and acceptance of subscriptions for 200,000 Units or $200,000,000 or the termination of the offering, whichever is the first to occur; and

WHEREAS, to facilitate compliance with the terms of the Selling Agent Agreement and Rule 15c2-4 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Partnership, the General Partner and the Selling Agent desire to have the Subscription Proceeds deposited with the Escrow Agent until the Minimum Offering Amount has been obtained and the Escrow Agent agrees to hold the Subscription Proceeds under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

1.         Appointment of Escrow Agent. The General Partner, the Partnership and the Selling Agent appoint the Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds. The Escrow Agent agrees to serve in this capacity during the term and subject to the provisions of this Agreement.

2.         Deposit of Subscription Proceeds. Pending receipt of the Minimum Offering Amount, and subject to Section 9, the Selling Agent and the General Partner shall (i) deposit the Subscription Proceeds of each Subscriber to whom they sell Units with the Escrow Agent no later than 12:00 p.m. ET on a Business Day after receipt, and (ii) deliver to the Escrow Agent a copy of the Subscription Agreement. A “Subscription Agreement” is the execution and subscription instrument signed by the Subscriber to evidence such Subscriber’s agreement to purchase Units. Payment for each subscription for Units shall be in the form of a wire or check made payable to “Signature Bank as Escrow Agent for SQN AIF IV, L.P.” for deposit into account #____________. Verification of the Subscription Proceeds by the Escrow Agent will be available via direct, online access, telecopier, or other electronic media as soon as practicable after receipt. For the purposes of this Agreement, “Business Day” is any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

3.         Investment of Subscription Proceeds. Subject to Section 9, the Escrow Agent shall deposit all Subscription Proceeds into Signature Bank’s Monogram Insured Money Market Deposit Account For Business. Interest accrued on Subscription Proceeds held in the Escrow Account shall not be an asset of the Partnership, but shall be added to the Subscription Proceeds and disbursed in accordance with the terms of this Agreement. Such amounts of interest are referred to in this Agreement as “Interest Proceeds.”

4.         Escrow Account Statements and Information. The Escrow Agent agrees to send to the General Partner and/or the Selling Agent a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients and to also provide the General Partner and/or Selling Agent, or their designee, upon request other deposit account information, including Account balances, by telephone or by computer communication, to the extent practicable. The General Partner and Selling Agent agree to complete and sign all forms or agreements reasonably required by the Escrow Agent for that purpose. The General Partner and Selling Agent each consent to the Escrow Agent’s release of such Account information to any of the individuals designated by the General Partner or Selling Agent, which designation has been signed by any of the persons in Schedule II. Further, the General Partner and Selling Agent have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the General Partner and/or Selling Agent agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. The General Partner and Selling Agent each consent to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es). The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5.         No Claims or Encumbrances. Subscription Proceeds deposited into the Escrow Account shall not be claimed or encumbered by the General Partner, the Partnership, the Selling Agent, the Escrow Agent, or any affiliates or creditors of any of the preceding until after such time as the Subscription Proceeds are distributed pursuant to Section 6(a).

6.         Distribution of Subscription Proceeds.

(a)         The Escrow Agent shall promptly distribute the deposited Subscription Proceeds, including any Interest Proceeds as calculated pursuant to Section 8, to the General Partner after receipt by the Escrow Agent of notice from the General Partner certifying that subscriptions for the Minimum Offering Amount have been received and accepted by the General Partner. Such notice shall state the date on which the initial closing date and release of the deposited Subscription Proceeds and all related Interest Proceeds shall occur. The Escrow Agent shall make such distributions to the General Partner on the initial closing date provided that such notice is received by 3:00 p.m. ET on a Business Day for the Escrow Agent to process such instructions that Business Day. If any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Business Day, then such date shall be the Business Day immediately preceding that date.

(b)         If subscriptions for the Minimum Offering Amount have not been received and accepted by ___________, 2014, or if the offering is terminated by the General Partner on any date prior to such date, the General Partner shall notify the Escrow Agent of such event, and the Escrow Agent shall promptly distribute to each Subscriber a refund check made payable to such Subscriber in an amount equal to the deposited Subscription Proceeds received from such Subscriber plus their pro rata portion of the Interest Proceeds calculated pursuant to Section 8.

(c)         If a subscription for Units is rejected by the General Partner or duly cancelled by a Subscriber after the Subscription Proceeds relating to the subscription have been deposited in the Escrow Account, the General Partner shall notify the Escrow Agent of the rejection, and the Escrow Agent shall promptly distribute to the Subscriber a refund check made payable to such Subscriber in an amount equal to the deposited Subscription Proceeds received from such Subscriber plus any Interest Proceeds calculated pursuant to Section 8.

7.         Separate Partnership Account. Subject to Section 9, during the continuation of the offering after the Escrow Agent has performed its duties described in Section 6, any additional Subscription Proceeds may be deposited by the Selling Agent and the General Partner directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

8.         Calculation of and Payment of Interest.

(a)         If the Subscription Proceeds and any Interest Proceeds become distributable to the Subscribers pursuant to Section 6, the General Partner shall compute the pro rata share of interest paid or earned on the applicable Subscription Proceeds, shall inform the Escrow Agent of these amounts and the Escrow Agent shall distribute the Interest Proceeds pro rata to the Subscribers.

(b)         The General Partner agrees and represents to the Escrow Agent that any interest or other income earned on the Escrow Account shall for the purposes of reporting such income to the appropriate taxing authorities be deemed to be earned by the General Partner, unless the Escrow Funds are returned to the Subscribers in accordance with this Agreement. The General Partner represents that it is a US person as that term is defined by the Internal Revenue Service. To the extent that the income is not earned by the General Partner, then the General Partner shall assume the responsibility, if any, of reporting to the appropriate taxing authorities that it has received that income as nominee for others. The General Partner agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 to the Escrow Agent upon execution of this Escrow Agreement. The General Partner understands that, in the event the General Partner’s tax identification number is incorrect or is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the Escrow Funds. The General Partner agrees to assume any and all obligations imposed, now or hereafter, by the applicable tax law and/or applicable taxing authorities, with respect to any interest or other income earned on the Escrow Funds and to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for the failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses) interest and penalties, in each such case to the extent applicable to, or arising in respect of, the interest earned on the Escrow Account, unless such liability is caused by the Escrow Agent’s gross negligence or willful misconduct or bad faith. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

9.         Subscriptions of Pennsylvania Residents.

(a)         The Escrow Agent shall deposit Subscription Proceeds from Pennsylvania residents into a separate escrow account having account #____________, titled ________________________ to be held in escrow pursuant to this Agreement for up to 120 days after the respective Subscription Proceeds of each investor are received, except as provided in (b) below. Funds shall be released from that account in accordance with Section 6 (and Subscription Proceeds from Pennsylvania residents may be deposited in a separate Partnership account in accordance with Section 7) only if the aggregate of all Subscription Proceeds received and accepted by the General Partner, including those from Pennsylvania residents, total $10,000,000 or more. The Selling Agent and the General Partner will specifically identify subscriptions of Pennsylvania residents to the Escrow Agent and will not commingle those subscriptions with subscriptions of residents of other states.

(b)         If the total Subscription Proceeds, including Subscription Proceeds received from Pennsylvania residents, of at least $10,000,000 have not been received at the end of the first 120 day escrow period, the Partnership must notify the Pennsylvania Subscribers in writing by certified mail or any other means whereby a receipt of delivery is obtained within 10 calendar days after the end of the escrow period that they have a right to have their Subscription Proceeds returned to them, together with any interest earned thereon and without deduction for any fees. If a Subscriber requests the return of the Subscriber’s Subscription Proceeds within 10 calendar days after receipt of notification, the General Partner must promptly notify the Escrow Agent in writing to return that Subscriber’s Subscription Proceeds within 15 calendar days after the General Partner’s receipt of the Subscriber’s request. If the Subscriber does not timely request the return of the Subscriber’s Subscription Proceeds, then the Subscriber’s Subscription Proceeds shall continue to be held in the escrow account for an additional 120 day period under the terms and conditions of this Agreement, and this Section 9 shall again apply to the Subscriber’s Subscription Proceeds.

10.         Compensation and Expenses of Escrow Agent. The General Partner shall compensate the Escrow Agent for its services under this Agreement as set forth in Schedule I. In addition, the General Partner shall be obligated to reimburse the Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable and documented attorneys’ fees. Neither the modification, cancellation, termination or rescission of this Agreement, nor the resignation or termination of the Escrow Agent, shall affect the right of Escrow Agent (i) to retain the amount of any fee which has been paid, or (ii) to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. No party other than the General Partner shall be responsible for payment under this section. The Escrow Agent shall have no right to claim or encumber deposited Subscription Proceeds for payment of fees.

11.         Duties of Escrow Agent. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the General Partner.

12.         Liability of Escrow Agent.

(a)         The Escrow Agent, in its capacity as escrow agent under this Agreement, shall not have any liability for any loss sustained as a result of any investment made by the Escrow Agent in accordance with this Agreement, in accordance with applicable laws, rules and regulations, pursuant to the direction of the General Partner or as a result of any liquidation of any investment prior to its maturity. Any such investment of Escrow Account shall be made in compliance with Rule 15c2-4 of the Exchange Act.

(b)         Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Escrow Agent shall be a party, or any corporation to which substantially all the escrow business of the Escrow Agent may be transferred, shall be the Escrow Agent under this Agreement without further action by the parties. In such event, however, and notwithstanding the provisions of Section 11, the General Partner may immediately upon written notice remove the Escrow Agent.

(c)         In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties under this Agreement, the Escrow Agent shall not be liable to anyone for any damages, losses, or expenses that it may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, that the Escrow Agent shall be liable for damages arising out of its willful misconduct or gross negligence or bad faith under this Agreement, as determined by a court of competent jurisdiction. The Escrow Agent shall not incur any such liability with respect to any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by proper person or persons and to conform with the provision of this Agreement. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with such counsel, accountants, and other skilled persons to be selected and retained by it.

(d)         Each of the General Partner and the Selling Agent agrees to indemnify and hold harmless the Escrow Agent, and its directors, officers, agents and employees, against any and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursement which may be incurred by it resulting from any act or omission of the General Partner, the Partnership or the Selling Agent; except, that if the Escrow Agent shall be found to have engaged in willful misconduct or gross negligence or bad faith under this Agreement by any court of competent jurisdiction, then, in that event, the Escrow Agent shall bear all such losses, claims, damages and expenses. The indemnity provided by this Section shall survive the termination of this Agreement.

(e)         In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement or shall receive instructions, claims, or demands from any party to this Agreement that, in its opinion, conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to (i) refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties to this Agreement or by a final order or judgment of a court of competent jurisdiction or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

13.         Resignation or Removal of Escrow Agent. The Escrow Agent may resign after giving thirty days’ prior written notice to the other parties to this Agreement provided that a substitute Escrow Agent has been appointed. The General Partner and the Selling Agent may remove the Escrow Agent after giving thirty days’ prior written notice to the Escrow Agent. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of the notice (or as of an earlier date as may be mutually agreeable), and the Escrow Agent shall then deliver the balance of the Subscription Proceeds and Interest Proceeds in its possession to a successor escrow agent appointed by the other parties to this Agreement as evidenced by a written notice filed with the Escrow Agent. If the other parties to this Agreement are unable to agree on a successor escrow agent or fail to appoint a successor escrow agent before the expiration of thirty days following the date of the notice of the Escrow Agent’s resignation or removal, then the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief. Any resulting appointment shall be binding on all of the parties to this Agreement. On acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account), the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

14.         Termination. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect to this Agreement after the distribution of all Subscription Proceeds and Interest Proceeds as contemplated by this Agreement or on the written agreement of all of the parties to this Agreement.

15.         Notice. Any notices or instructions, or both, to be given under this Agreement shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, as follows:

If to the Escrow Agent:

Signature Bank
300 Park Avenue
New York, New York 10022
Attention: Charles Liggio, Group Director and Senior Vice President
Telephone: 646-822-1608
Facsimile: 646-822-1621

Checks should be delivered to the following address:

Signature Bank
_________________

Wires to the Escrow Agent should be directed to the following:

Signature Bank
ABA: ____________
A/C #: ___________
Reference Account Number: __________________
Ref: __________________

If to the Partnership:

SQN AIF IV, L.P.
c/o SQN AIF IV GP, LLC
110 William Street, 26th Floor
New York, New York 10038
Telephone: (212) 422-2166
Facsimile: (877) 214-1475

If to the General Partner:

SQN AIF IV GP, LLC
110 William Street, 26th Floor
New York, New York 10038
Telephone: (212) 422-2166
Facsimile: (877) 214-1475

If to the Selling Agent:

SQN Securities, LLC
110 William Street, 26th Floor
New York, New York 10038
Telephone: (212) 422-2166
Facsimile: (877) 214-1475

Any party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance with this Agreement.

16.         Miscellaneous.

(a)         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles that would defer to the substantive laws of another jurisdiction and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. Each of the parties hereto hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of the transactions contemplated by this Agreement.

(b)         This Agreement sets forth the entire agreement and understanding of the parties in respect to this Agreement and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

(c)         This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other terms of this Agreement.

(d)         This Agreement shall be binding on and shall inure to the benefit of the undersigned and their respective successors and assigns.

(e)         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

(f)         References in this Agreement to “Sections” are references to Sections of this Agreement unless the context clearly indicates otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the day and year first above written.

Signature Bank, As Escrow Agent

By:
Name:
Title:

SQN AIF IV GP, LLC, As General Partner

By:
Name:
Title:

SQN SECURITIES, LLC, As Selling Agent

By:
Name:
Title:

SQN AIF IV, L.P., As the Partnership

By:	SQN AIF IV GP, LLC, its general partner

By:
Name:
Title:

SCHEDULE I TO ESCROW AGREEMENT

Compensation for Services of Escrow Agent

SCHEDULE OF FEES

Fee: $3,500

SCHEDULE II TO ESCROW AGREEMENT

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of ________________________ and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Agreement to which this Schedule II is attached, on behalf of _______________.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title